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                                                                    EXHIBIT 99.1

                                  CERTIFICATION

I, John A. Schofield, Chairman of the Board, President and Chief Executive Officer of Advanced Fibre Communications, Inc., or AFC, certify that:

     1. I have reviewed this annual report on Form 10-K of AFC;

     2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

     3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of AFC as of, and for, the periods presented in this annual report;

     4. AFC's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for AFC and we have:

     (a) designed such disclosure controls and procedures to ensure that material information relating to AFC, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

     (b) evaluated the effectiveness of AFC's disclosure controls and procedures as of a date within 90 days prior to the filing date of this annual report (the "Evaluation Date"); and

     (c) presented in this annual report our conclusion about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

     5. AFC's other certifying officer and I have disclosed, based on our most recent evaluation, to AFC's auditors and the audit committee of AFC's board of directors (or persons performing the equivalent function):

     (a) all significant deficiencies in the design or operation of internal controls which could adversely affect AFC's ability to record, process, summarize and report financial data and have identified for AFC's auditors any material weaknesses in internal controls; and

     (b) any fraud, whether or not material, that involves management or other employees who have a significant role in AFC's internal controls; and

     6. AFC's other certifying officer and I have indicated in this annual report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


Date: March 18, 2003            By: /s/ John A. Schofield
                                    --------------------------------------------
                                    Name:  John A. Schofield
                                    Title: Chairman of the Board,
                                           President and Chief Executive Officer
                                           (Duly Authorized Signatory and
                                           Chief Executive Officer)


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